Exhibit 99.3

Report of Independent Auditors

To the Board of Directors and Stockholders of NukeMed, Inc. and Dose Shield Corporation:

We have audited the accompanying combined statements of assets to be acquired and liabilities to be assumed of Dose Shield Corporation and NukeMed, Inc. as of January 31, 2008 and 2007 , and the related combined statements of  revenues and direct expenses for the years ended January 31, 2008 and 2007 (the “Special-Purpose Financial Statements”).  The Special-Purpose Financial Statements are the responsibility of Dose Shield Corporation and NukeMed, Inc. management.  Our responsibility is to express an opinion on the Special-Purpose Financial Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying Special-Purpose Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Positron Corporation) as described in Note 1.  These Special-Purpose Financial Statements are not intended to be a complete presentation of the assets, liabilities, revenues and expenses of Dose Shield Corporation and NukeMed, Inc.

In our opinion, the Special-Purpose Financial Statements referred to above present fairly, in all material respects, the combined statements of assets to be acquired and liabilities to be assumed of Dose Shield Corporation and NukeMed, Inc. as of January 31, 2008 and 2007, and the related combined statements of revenues and direct expenses for the years ended January 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Frank L. Sassetti & Company

Oak Park, Illinois

August 20, 2008

Special-Purpose Combined Statements of Assets to be Acquired and Liabilities to be Assumed of
Dose Shield Corporation and NukeMed Inc.
As of January 31, 2008 and 2007

	January 31, 2008	January 31, 2007

Assets to be Acquired:
Cash	$701	$2,795
Accounts receivable	50,293	--
Inventories	201,474	--
Prepaid expenses	--	13,797
Trademarks	6,267	3,316
Total Assets to be Acquired	258,735	19,908

Liabilities to be Assumed:
Accounts payable	90,249	4,483
Accrued expenses	93,763	--
Deferred revenue	808,700	--
Total Liabilities to be Assumed	992,712	4,483

Net Assets to be Sold (Liabilities to be Assumed)	$(733,977)	$15,425

The accompanying notes are an integral part of the financial statements.

Special-Purpose Statements Revenues and  Direct Expenses of
Dose Shield Corporation and NukeMed Inc
For the Years Ended January 31, 2008 and 2007

	Year Ended December 31,
	2008	2007

Revenues	$--	$--

Direct Expenses:
Research and Development	92,515	306,011
Selling, General and Administrative Expenses	273,206	193,693
Total Direct Operating Expenses	$365,721	$499,704

Revenues less Direct Expenses	$(365,721)	$(499,704)

The accompanying notes are an integral part of the financial statements.